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                                   EXHIBIT 11

                     FLEMINGTON PHARMACEUTICAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         SIX MONTHS ENDED
                                                         JANUARY 31, 1998
                                                        ------------------

                                                              BASIC
                                                              -----

Weighted average shares outstanding .........              3,067,173
Dilutive effect of stock performance plans ..                    --
                                                        ------------
     Total ..................................              3,067,173

Net  loss ...................................           $   (313,000)
                                                        ------------
Earnings per share ..........................           $       (.10)
                                                        ------------

                                                         SIX MONTHS ENDED
                                                         JANUARY 31, 1997
                                                        -----------------

                                                              BASIC
                                                              -----

Weighted average shares outstanding .........              2,597,390
Dilutive effect of stock performance plans ..                    --
                                                        ------------
     Total ..................................              2,597,390
                                                        ------------
Net  loss ...................................           $   (126,000)
                                                        ------------
Earnings per share ..........................           $       (.05)
                                                        ------------

                                                           QUARTER ENDED
                                                         JANUARY 31, 1998
                                                         ----------------

                                                              BASIC
                                                              -----

Weighted average shares outstanding .........              3,536,955
Dilutive effect of stock performance plans ..                    --
                                                        ------------
     Total ..................................              3,536,955
                                                        ------------
Net  loss ...................................           $   (320,000)
                                                        ------------
Earnings per share ..........................           $       (.09)
                                                        ------------